EXHIBIT 5

[Letterhead of Sullivan & Cromwell LLP]

May 13, 2025

Loews Corporation,
9 West 57th Street,
New York, NY 10019

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) 6,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Loews Corporation, a Delaware corporation (the “Company”) issuable pursuant to the Company’s 2025 Incentive Compensation Plan (the “Plan”), plus (ii) up to 1,773,495 shares of Common Stock which are subject to outstanding awards under the Company’s 2016 Incentive Compensation Plan and may become issuable under the Plan upon forfeiture or expiration prior to the exercise or vesting of any such awards (collectively, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that when the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company’s certificate of incorporation and the Plan, and the Securities have been duly issued and sold as contemplated by the Registration Statement and the Plan, the Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP
Sullivan & Cromwell LLP